As filed with the Securities and Exchange Commission on May 25, 2004

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

ONYX SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1629814 (I.R.S. Employer Identification No.)

1100-112th Avenue NE, Suite 100
Bellevue, Washington 98004
(Address of principal executive offices, including zip code)

ONYX SOFTWARE CORPORATION 1998 STOCK INCENTIVE COMPENSATION PLAN
ONYX SOFTWARE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Brent R. Frei
Chief Executive Officer and Chairman of the Board
Onyx Software Corporation
1100-112th Avenue NE, Suite 100
Bellevue, Washington 98004
(425) 451-8060
(Name, address and telephone number, including area code, of agent for service)
______________________

Copy to:

Alan C. Smith
Orrick, Herrington & Sutcliffe LLP
719 Second Avenue, Suite 900
Seattle, Washington 98104

CALCULATION OF REGISTRATION FEE

	Maximum Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to Be Registered	to Be Registered	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock, $0.01 par value, authorized but unissued under 1998 Stock Incentive Compensation Plan	3,863,143 shares(1)	$3.65	$14,100,472	$1,787
Common Stock, $0.01 par value, authorized but unissued under 1998 Employee Stock Purchase Plan	593,648 shares(1)	$3.65	$2,166,816	$275
Total				$2,062

(1)	This Registration Statement shall also cover any additional shares of common stock that become issuable under the 1998 Stock Incentive Compensation Plan or the 1998 Employee Stock Purchase Plan being registered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on May 20, 2004.

REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by Onyx Software Corporation for the purpose of (i) registering an additional 3,863,143 shares of common stock, par value $0.01, to be issued pursuant to the Onyx Software Corporation 1998 Stock Incentive Compensation Plan, as amended and restated on March 21, 2003 (the “1998 Plan”) and (ii) registering an additional 593,648 shares of common stock, par value $0.01, to be issued pursuant to the Onyx Software Corporation Employee Stock Purchase Plan, as amended and restated on April 6, 2001 (the “ESPP”). A registration statement on Form S-8 relating to both the 1998 Plan and the ESPP was filed with the Securities and Exchange Commission on February 2, 1999 and remains effective. Pursuant to General Instruction E of Form S-8, we incorporate by reference into this registration statement the contents of our registration statement on Form S-8 (No. 333-72235) relating to both the 1998 Plan and the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

10.1	Onyx Software Corporation 1998 Stock Incentive Compensation Plan, as amended and restated on March 21, 2003 (incorporated by reference to Exhibit 10.5 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003)

10.2	Onyx Software Corporation 1998 Employee Stock Purchase Plan, as amended and restated on April 6, 2001 (incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2001)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, state of Washington, on this 25th day of May, 2004.

ONYX SOFTWARE CORPORATION

/s/ BRENT R. FREI

By:	Brent R. Frei Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Brent R. Frei and Brian C. Henry, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated below on this 25th day of May, 2004.

Signature	Title
/s/ BRENT R. FREI BRENT R. FREI	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

/s/ BRIAN C. HENRY BRIAN C. HENRY	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ H. RAYMOND BINGHAM H. RAYMOND BINGHAM	Director

/s/ TERESA A. DIAL TERESA A. DIAL	Director

/s/ WILLIAM B. ELMORE WILLIAM B. ELMORE	Director

/s/ DANIEL R. SANTELL DANIEL R. SANTELL	Director

II-2

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

10.1	Onyx Software Corporation 1998 Stock Incentive Compensation Plan, as amended and restated on March 21, 2003 (incorporated by reference to Exhibit 10.5 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003)

10.2	Onyx Software Corporation 1998 Employee Stock Purchase Plan, as amended and restated on April 6, 2001 (incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2001)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)